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                                                                   EXHIBIT 10.19



MELLON BANK CORPORATION                                Mellon Bank Center
                                                       Pittsburgh, PA 15258-0001



February 20, 1998


Mr. W. Keith Smith
Vice Chairman
Mellon Bank Corporation
One Mellon Bank Center
Pittsburgh, PA 15258-0001

Dear Mr. Smith:

Mellon Bank Corporation (the "Company") hereby irrevocably and unconditionally agrees to make all payments provided for in the Employment Agreement (the "Agreement") between you and Mellon Bank, N.A. (the "Bank"), effective as of July 25, 1993, as amended and restated effective August 1, 1995, in the event that any such payment is not promptly made by the Bank. The Company's obligation in this letter agreement to make such payments is absolute and independent of any legal or other right of the Bank not to make such payments, and shall be binding on the Company irrespective of the enforceability, validity or voidability of the Agreement. The Company is entering into this letter agreement in consideration of your services to the Bank, which is the Company's principal subsidiary, to the Company and to the Company's other subsidiaries.


Very truly yours,

MELLON BANK CORPORATION



By: /s/ FRANK V. CAHOUET
   ---------------------------
   Frank V. Cahouet


Agreed and Accepted:

By: /s/ W. KEITH SMITH
   ---------------------------
   W. Keith Smith